UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2005

BACK YARD BURGERS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-12104	64-0737163
(Commission File Number)	(IRS Employer Identification No.)

1657 N. Shelby Oaks Drive, Suite 105 Memphis, Tennessee	38134-7401
(Address of Principal Executive Offices)	(Zip Code)

901-367-0888
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
SIGNATURE

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     (a) Given the significant attention that has been focused on various aspects of accounting for operating leases, Back Yard Burgers, Inc. (the “Company”), like many other restaurants and retail companies, has undertaken a review of its accounting practices regarding operating leases. Based on the Company’s review, the company has identified an error in its historical accounting practice with respect to accounting for leases with renewal options and related leasehold improvements. As a result, on March 31, 2005, the Company’s Audit Committee, in consultation with management, concluded that restatements of financial statements for prior fiscal years and periods will be required and that, accordingly, the unaudited financial statements included in the Company’s Forms 10-Q for the first three fiscal quarters of fiscal 2004 and the Company’s audited financial statements for the three fiscal years ended January 3, 2004 included in the Company’s Annual Report on Form 10-K for fiscal 2003 should no longer be relied upon.

     Historically, when accounting for leases with renewal options, the Company recorded rent expense on a straight-line basis over the initial non-cancelable lease term without regard for renewal options. The Company depreciated its buildings, leasehold improvements and other long-lived assets on those properties over a period that included both the initial non-cancelable term of the lease and all option periods provided for in the lease (or the useful life of the assets if shorter).

     The Company will restate its financial statements to recognize rent expense on a straight-line basis over the lease term, including cancelable option periods where failure to exercise such options would result in an economic penalty such that at lease inception the renewal option is reasonably assured of being exercised. The Company will also restate its financial statements to recognize depreciation on its buildings, leasehold improvements and other long-lived assets over the lease term where the lease term is shorter than the useful life of the assets. As a result of the Company’s assessment of its lease accounting, it has determined that there is a material weakness in its controls over accounting for leases. The restatement has no impact on the Company’s previously reported cash flows, revenue or same-store sales.

     The company is working to finalize its quantification of the impact of this change on its financial statements. Based on its review to date, the Company currently estimates that the decrease in net income for fiscal 2004 will be between $100,000 and $150,000 and the decrease in net income for the fiscal years 2000 through 2003 will range between $50,000 and $125,000. The Company will file restated consolidated financial statements in its Form 10-K for the year ended January 1, 2005.

     This matter has been discussed with the Company’s independent registered public accounting firm.

     This Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the anticipated impact on the financial statements of the Company regarding the accounting matters discussed above. The Company has not

2

completed its review of the accounting matters discussed above and actual results could differ materially from management’s current expectations. The Company undertakes no obligation to publicly release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

3

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2005

BACK YARD BURGERS, INC.

By: /s/ Michael G. Webb
Name: Michael G. Webb
Title: Chief Financial Officer

4